UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

XPRESSPA GROUP, INC.

(formerly known as FORM Holdings Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2018, XpresSpa Group, Inc. (the “Company”) entered into a membership purchase agreement (the “Purchase Agreement”) with Route1 Security Corporation, a Delaware corporation (the “Buyer”), and Route1 Inc., an Ontario corporation (“Route1”), pursuant to which the Buyer agreed to acquire the Company’s Group Mobile segment, which provides total hardware solutions, including rugged laptops, tablets, and handheld computers (the “Disposition”). The closing of the Disposition is expected to occur in late March 2018.

In consideration for the Disposition, the Buyer has agreed to issue to the Company (i) 25 million shares of common stock of Route1, (ii) warrants to purchase 30 million shares of common stock of Route1, which will feature an exercise price of CAD 5 cents per share of common stock and will be exercisable for a three-year period, and (iii) certain other payments over the three year period pursuant to an earn-out provision in the Purchase Agreement. Post-closing, the Company will own approximately 6.7% of Route1’s undiluted shares of common stock.  The issued Route1 shares of common stock will not be tradable until a date no earlier than 12 months after the closing date; 50% or 12.5 million shares of common stock tradeable after 12 months plus an additional 2,083,333 shares of common stock tradeable each month until 18 months after the date of closing, subject to a change of control provision. The Company has the ability to sell the issued Route1 shares of common stock and warrants to qualified institutional investors.

The Purchase Agreement also contains representations, warranties, and covenants customary for transactions of this type. The foregoing description of the Purchase Agreement is incomplete, and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018.

Item 8.01	Other Events.

On March 8, 2018, the Company issued a press release announcing the Disposition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of the Company, dated March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Date: March 8, 2018	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer